UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2015

Alere Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On or about June 30, 2015, the Compensation Committee of the Board of Directors of Alere Inc. (the “Company”) determined that it is no longer appropriate to include excise tax gross-up protections in change of control severance agreements provided to officers of the Company and that, as a practice, it does not intend to approve inclusion of such protections in future agreements with officers.

Beginning in October 2014, in the context of fundamental strategic and management changes at the Company, including the June 2014 resignation of the Company’s founder & CEO and two other founding executive officers, and also in response to certain public statements made in September 2014 by those former executive officers, the Compensation Committee voted to offer certain of the Company’s officers change of control severance agreements that included such protections. Under the circumstances prevailing at that time, the Compensation Committee determined that the excise tax gross-up protections were necessary and advisable and in the best interest of stockholders. The Compensation Committee believes that these agreements played a significant role in retaining and attracting the Company’s current executive officers. This practice was reported in the Company’s Current Report on Form 8-K, event date October 25, 2014, filed on October 28, 2014, and the form of change of control severance agreement was include as Exhibit 10.1 thereto.

Important Additional Information

In connection with its 2015 Annual Meeting of Stockholders, the Company has filed a definitive proxy statement with the SEC and delivered a notice of internet availability of proxy materials to its stockholders. The proxy statement and a copy of the other materials that the Company files with the SEC from time to time, including its Annual Report on Form 10-K, as amended, for the year ended December 31, 2014, may be obtained free of charge via the Internet at www.sec.gov and through the Investor Relations page of the Company’s corporate website, www.alere.com. In addition, investors and security holders may obtain free copies of the proxy statement, the annual report to stockholders and other proxy materials by directing a written request to Alere Inc., Investor Relations Department, 51 Sawyer Road, Suite 200, Waltham, MA 02453-3448, Attention: Juliet Cunningham or by telephone at (781) 647-3900.

The proxy statement and other relevant materials that the Company has made or will make available contain important information about the director nominees and the other matters to be voted upon by stockholders at the 2015 Annual Meeting. The Company urges stockholders to read the proxy statement, and any other relevant materials it makes available, before making any decision with respect to the matters to be voted upon at the 2015 Annual Meeting.

The Company, its directors, director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the 2015 Annual Meeting. Information about the participants in the solicitation, their ownership of the Company’s common stock and their direct and indirect interests in the matters to be voted upon at the 2015 Annual Meeting, which may, in some cases, be different from the interests of the Company’s stockholders generally, is set forth in the proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel – Corporate & Finance

Dated: July 1, 2015